Exhibit 1.1


                         ATLANTIC CITY ELECTRIC COMPANY

                        [ ]% Cumulative Quarterly Income
                              Preferred Securities
                 (liquidation amount $25 per preferred security)

                             Underwriting Agreement


                                                New York, New York
                                                September [___], 1996



Goldman, Sachs & Co.
Dean Witter Reynolds Inc.
A.G. Edwards & Sons, Inc.
Lehman Brothers Inc.
Prudential Securities Incorporated
Wheat, First Securities, Inc.
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York  10004

Ladies and Gentlemen:

     Atlantic Capital I, a statutory business trust formed under the laws of the State of Delaware (the Trust), and Atlantic City Electric Company, a New Jersey corporation (the Company), confirm their agreement with you (collectively, the Underwriters, which term shall also include any underwriter substituted as hereinafter provided in Section 8), for whom Goldman, Sachs & Co. is acting as Representative, with respect to the Trust's [ ]% Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per preferred security) (the Preferred Securities), representing undivided beneficial interests in the assets of the Trust, guaranteed by the Company to the extent set forth in the Guarantee Agreement dated as of September [__], 1996, between the Company and The Bank of New York, as Guarantee Trustee. Under this underwriting agreement, the Trust shall issue and sell 2,800,000 Preferred Securities (the Securities), and the Underwriters, acting severally and not jointly, shall purchase the respective number of such Preferred Securities set forth in Schedule A hereto.

     Concurrently with the issuance of the Securities and the Company's purchase of all of the beneficial interests represented by common securities of the Trust (the Common Securities), the Trust will invest the proceeds of each thereof in the Company's [ ]% Junior Subordinated Deferrable Interest


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Debentures (the Subordinated Debentures). The Subordinated Debentures will be issued under a Junior Subordinated Indenture, dated as of September [__], 1996 (the Indenture), between the Company and The Bank of New York, as Debenture Trustee.

     The Company and the Trust have filed with the Securities and Exchange Commission (the Commission) a registration statement on Form S-3 (No. 333-06625), including a preliminary prospectus dated September [__], 1996 for the registration of, among other things, the Securities, the Guarantee Agreement and the Subordinated Debentures (collectively, the Registered Securities) under the Securities Act of 1933, as amended (the Act) and have filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required. Such registration statement (as amended, if applicable) and the prospectus constituting a part thereof (including in each case all documents incorporated by reference therein, all exhibits and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) under the Act), as from time to time amended or supplemented pursuant to the Act or otherwise, are hereinafter referred to as the Registration Statement and the Prospectus, respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company or the Trust for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company or the Trust pursuant to Rule 424(b) under the Act), the term Prospectus shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use, and if the Company or the Trust files any documents pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934 (the 1934 Act) after the time the Registration Statement becomes effective and prior to the termination of the offering of the Securities by the Representative, which documents are deemed to be incorporated by reference in the Prospectus, the term Prospectus shall refer to the Prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus".

     1. Purchase and Sale. Upon the basis of the warranties and representations and on the terms and subject to the conditions set forth herein, the Trust agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the price of $25 per Security, the number of Securities set forth opposite such Underwriter's name in Schedule A hereto plus any additional Securities which such Underwriter


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may become obligated to purchase pursuant to the provisions of Section 8 hereof.

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at the Closing Date (as defined below), to Goldman, Sachs & Co., for the accounts of the several Underwriters, an amount equal to $[ ] per Security for the Securities to be delivered by the Trust at the Closing Date.

     Each Underwriter hereby advises the Company and the Trust that it intends to effect an immediate distribution of the Securities purchased from the Trust hereunder for sale on the terms and conditions set forth in the Prospectus.

     2. Delivery and Payment. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company (DTC) or its designated custodian and registered in the name of Cede & Co., as nominee of DTC. Delivery of and payment for the Securities shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York (the Closing Location), at 10:00 A.M., New York City time on the third business day following the date hereof or such other place, date and time as the Representative and the Company shall agree upon in writing, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time being herein called the Closing Date). The Trust will deliver the Securities to the Representative, for the respective accounts of the several Underwriters, against payment by or on behalf of the several Underwriters through the Representative of the purchase price thereof by wire transfer of immediately available funds to the Trust, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC.

     The Company and the Trust agree to have the certificates representing the Securities available for inspection and checking by the Representative at the office of DTC or its designated custodian (the Designated Office), not later than 10:00 A.M., New York City time, on the last business day prior to the Closing Date.

     At the Closing Date, the Company will pay, or cause to be paid, the compensation payable to the Underwriters under Section 1 hereof by wire transfer of immediately available funds to Goldman, Sachs & Co., on behalf of the Underwriters.

     For purposes of this Section 2, Business Day shall mean a day other than a Saturday, Sunday or other day on which any major stock exchange is closed or on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     3. Conditions of Underwriters' Obligations. The several obligations of the Underwriters hereunder, as to the Securities to be delivered at the Closing Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Trust herein are, at and as of the Closing Date, true and correct and to the following additional conditions:

          (a) That all legal proceedings to be taken and all legal opinions to be rendered in connection with the issue and sale of the Securities shall be satisfactory in form and substance to Winthrop, Stimson, Putnam & Roberts, of counsel to the Underwriters.

          (b) That, at the Closing Date, the Representative shall be furnished with the following opinions, dated the date thereof, with such changes therein as may be agreed upon by the Company and the Underwriters with the approval of Winthrop, Stimson, Putnam & Roberts, of counsel to the
     Underwriters:

               (1) Opinion of Simpson Thacher & Bartlett, New York, New York, of counsel to the Company and the Trust, substantially in the form heretofore approved,

               (2) Opinion of Winthrop, Stimson, Putnam & Roberts, New York, New York, of counsel to the Underwriters, substantially in the form heretofore approved by the Underwriters,

               (3) Opinion of James E. Franklin, II, Esq., Senior Vice President, Secretary and General Counsel of the Company, substantially in the form heretofore approved, and

               (4) Opinion of Richards, Layton & Finger, special Delaware Counsel for the Trust and the Company, substantially in the form heretofore approved.

          (c) That, at the Closing Date, the Representative shall have received a letter, from Deloitte & Touche LLP in form and substance satisfactory to the Representative dated as of the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder,
     (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Prospectus complied as to form in all material respects with the applicable accounting requirements of the Commission, including applicable published rules and regulations, and (iii) covering, as of a date not more than five business days prior to the date of such letter, such additional matters as the Representative shall request.

          (d) That no amendment to the Registration Statement or the Prospectus (or any document which would be deemed incorporated in the Prospectus by reference) filed subsequent to the execution and delivery by the Company and the Trust hereof shall contain material information substantially different from that contained in the Registration Statement, or in the Prospectus, which is unsatisfactory in substance to the Representative or unsatisfactory in form to Winthrop, Stimson, Putnam & Roberts, of counsel to the Underwriters.

          (e) That, prior to the Closing Date, the Registration Statement shall have become effective and no stop order with respect to such effectiveness shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representative and complied with; and a Prospectus containing the price of the Securities and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A, in form satisfactory to the Representative, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the Act within the time period prescribed by Rule 430A, and prior to the Closing Date the Company or the Trust shall have provided evidence satisfactory to the Representative of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

          (f) That, on the Closing Date, there shall have been no change in the business, properties or financial condition of the Company or the Trust from that set forth in the Registration Statement or the Prospectus (other than changes referred to in or contemplated by the Registration Statement or the Prospectus) except changes arising from transactions in the ordinary course of business none of which, by itself or in conjunction with other changes, has had a materially adverse effect on the business, properties or financial condition of the Company, or any development involving any such material adverse change, and that the Company shall, on the Closing Date, have delivered to the Representative a certificate of its President, any Vice President or its Treasurer, in form satisfactory to the Representative, to the effect that, to the best of his knowledge, information and belief, there has been no such change, and the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date.

          (g) That the Trust shall, on the Closing Date, have delivered to the Representative a certificate of a trustee or officer of the Trust, in form satisfactory to the Representative, to the effect that, to the best of his knowledge, information and belief, there has been no change described in
     Section 3(f) with respect to the Trust and the representations and warranties of the Trust contained herein are true and correct in all material respects as of the Closing Date.

          (h) That each of the Company and the Trust shall have performed such of its respective obligations under this agreement as are to be performed at or before the Closing Date by the terms hereof.

          (i) That the Securities to be sold at such Closing Date shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

          (j) That on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock.

          (k) That, on or after the date hereof and prior to the Closing Date, there shall not have occurred any change or development involving a prospective change not disclosed in or contemplated by the Prospectus in or affecting the business or properties of the Company which in the reasonable judgment of the Representatives, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

          (l) That the Trust Agreement, the Guarantee Agreement and the Indenture shall have been executed and delivered, in each case in a form reasonably satisfactory to the Representative.

          (m) That, at or before 8 P.M. New York City time on the first full business day after the date hereof, or at such later time and day as the Representative may from time to time consent to in writing or by telegram confirmed in writing, an appropriate order or orders of the Board of Public Utilities, State of New Jersey, necessary to permit the sale of the Securities to the Underwriters and the transactions contemplated herein, shall be in full force and effect.

     If any of the conditions specified in this Section 3 shall not have been fulfilled, this agreement may be terminated by the Representative with the consent of Underwriters, who may include the Representative, which have agreed to purchase in the aggregate 50% or more of the principal amount of the Securities upon notice thereof to the Company, by telephone, confirmed in writing. Any such termination shall have the effects provided in Section 9 hereof.

     4. Conditions of the Obligations of the Company and the Trust. The obligations of the Company and the Trust to sell and deliver the Securities are subject to (a) the accuracy of the warranties and representations of the Underwriters and (b) to the condition specified in subsections (e) and (m) of
Section 3 hereof.

     If any of the conditions specified above in this Section 4 shall not have been fulfilled, this agreement may be terminated by the Company upon written notice of such termination to the Representative prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as otherwise provided in Section 5(i) hereof.

     5. Certain Covenants of the Company and the Trust. In further consideration of the agreements of the Underwriters herein contained, each of the Company and the Trust, jointly and severally, covenants as follows:

          (a) To prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) under the Act, the Prospectus in form satisfactory to the Representative, or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), in either case containing all information omitted from the Registration Statement at the time it became effective pursuant to Rule 430A.

          (b) As soon as the Company or the Trust is advised thereof, to advise the Underwriters and confirm the advice in writing (i) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus has been filed, and to furnish each Underwriter with copies thereof, (ii) of any request made by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto or (iii) of the entry of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or of the initiation or threat of any proceeding for any such purpose and, if any such order should be entered by the Commission, promptly to make every reasonable effort to obtain the lifting or removal thereof; and if any amendment to the Registration Statement or any supplement to the Prospectus shall be required, promptly to furnish a copy to the Representative for its review prior to filing and, except for any document required to be filed by the Company pursuant to the 1934 Act, not to file any such amendment or supplement to which the Representative objects.

          (c) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time thereafter during such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424(b), as the Underwriters are required by law to deliver a prospectus, as many copies of the Prospectus (as supplemented or amended if the Company or the Trust shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the Prospectus has been filed with the Commission pursuant to Rule 424(b), to prepare and furnish to such Underwriter, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10(a) of the Act.

          (d) To furnish to the Representative a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and all amendments thereto (exclusive of exhibits), and, upon request, to furnish to the Representative sufficient plain copies thereof (exclusive of exhibits) as the Representative may reasonably request.

          (e) For such period of time (not exceeding nine months) after the Prospectus has been filed with the Commission pursuant to Rule 424(b) as a prospectus relating to the Securities is required to be delivered under the Act, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representative and upon its request to file such document and forthwith to prepare and furnish, at its own expense, to the Underwriters and to dealers (whose names and addresses are furnished to the Company or the Trust by the Representative) to whom Securities may have been sold by the Underwriters, and, upon


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     request, to any other dealers making such request, copies of such amendments or supplements to the Prospectus.

          (f) In the case of the Company, to make generally available to its security holders, as soon as practicable but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement (which need not be audited by independent public accountants) of the Company covering a period of at least twelve months beginning after such effective date and otherwise complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

          (g) To use its best efforts to qualify the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may designate within three months after the date hereof, and to pay, or to reimburse the Representatives and their counsel for, reasonable legal fees, filing fees and expenses in connection therewith (including legal fees, filing fees and expenses paid and incurred prior to the date hereof), provided, however, that neither the Company nor the Trust shall be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

          (h) To pay all expenses, fees and taxes (other than transfer taxes on sales by the Underwriters) in connection with the issuance and delivery of the Securities, except that the Company shall be required to pay the fees and disbursements (other than the fees and disbursements referred to in paragraph (g) of this Section 5) of Winthrop, Stimson, Putnam & Roberts, of counsel to the Underwriters, only in the events provided in paragraph (i) of this Section 5, the Underwriters hereby agreeing to pay such fees and disbursements in any other event.

          (i) If the Underwriters shall not take up and pay for the Securities at the Closing Date due to the failure of the Company or the Trust to comply with any of the conditions specified in Section 3 hereof, or, if this agreement shall be terminated in accordance with the provisions of
     Section 3, 4 or 9 hereof, to pay the out-of-pocket expenses of the Underwriters, including fees and disbursements of Winthrop, Stimson, Putnam & Roberts, of counsel to the Underwriters.

          (j) Not to offer, sell, contract to sell or otherwise dispose of any additional securities of the Trust or the Company substantially similar to any of the Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive any such similar


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     securities without the consent of the Representatives prior to the earlier of (i) the termination of trading restrictions on the Securities, which terminations shall be promptly communicated to the Company by the Representatives and (ii) 90 days following the Closing Date, which consent shall not be unreasonably withheld.

          (k) In the case of the Company, to issue the Guarantee Agreement and the Subordinated Debentures concurrently with the issuance and sale of the Securities as contemplated herein.

          (l) In the case of the Trust, to use the net proceeds received by it from the sale of the Securities pursuant to this agreement in the manner specified in the Prospectus under the caption "Use of Proceeds."

          (m) To use its best efforts to list, subject to notice of issuance, on the New York Stock Exchange (the Exchange) (i) the Securities and (ii) upon any distribution upon the liquidation of the Trust to holders of the Securities, the Subordinated Debentures.

     6. Representations and Warranties of, and Indemnity by, the Company and the Trust. Each of the Company and the Trust, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the Delaware Business Trust Act) with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this agreement and described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this agreement, the trust agreement among the Company, as depositor, the trustees named therein (the Issuer Trustees), and the several Holders, as defined therein (as amended and restated from time to time, the Trust Agreement) and the agreements and instruments contemplated by the Trust Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (b) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of New Jersey, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or in which it conducts business so as to make such qualification necessary, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk, liability or disability to the business, properties, financial position or results of operations of the Company.

          (c) All of the outstanding beneficial interests in the Trust have been, and the Securities, upon issuance and delivery and payment therefor in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable and will conform to the description of the Securities contained in the Prospectus.

          (d) The execution and delivery hereof by the Trust, the issue and sale of the Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this agreement, the purchase of the Subordinated Debentures by the Trust from the Company, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, and the consummation by the Trust of the transactions contemplated herein and in the Trust Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties.

          (e) The execution and delivery hereof by the Company, the issue and sale of the Securities and the Common Securities by the Trust, the compliance by the Company with all of the provisions of this agreement, the purchase of the Common Securities by the Company from the Trust, the issuance by the Company of the Subordinated Debentures and the Guarantee Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Guarantee Agreement, the Indenture and the Subordinated Debentures (collectively, the "Company Agreements"), the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, and the consummation by the Company of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company.

          (f) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Trust or the Company or any of their properties is required for the issue and sale of the Securities and Common Securities by the Trust, the issuance by the Company of the Subordinated Debentures and the Guarantee Agreement, the purchase of the Subordinated Debentures by the Trust from the Company, the purchase of the Common Securities by the Company from the Trust, the distribution of the Subordinated Debentures upon the liquidation of the Trust in the circumstances contemplated by the Trust Agreement and described in the Prospectus, the execution, delivery and performance by the Company of this agreement and the Company Agreements and by the Trust of this agreement, or the consummation of the transactions contemplated herein or therein, except the order of the Board of Public Utilities, State of New Jersey referred to in Section 3(m) hereof with respect to the issuance by the Company of the Subordinated Debentures and the Guarantee Agreement, registration of the Securities under the Act, registration of the Securities under the Exchange Act, the qualification of the Trust Agreement, the Indenture and the Guarantee Agreement under the Trust Indenture Act of 1939, as amended (the TIA) and such other consents, approvals, authorizations, registrations or qualifications as may be required under the Act under state securities or Blue Sky laws in connection with the issuance and sale, as the case may be, of the Securities.

          (g) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representative, have been declared effective by the Commission in such form, and no other document with respect to the Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission. The Registration Statement complied, and with respect to any further amendments thereto, will comply, in each case as of the applicable effective date thereof, in all material respects with the applicable provisions of the Act and the TIA and the rules and regulations of the Commission thereunder, and such Registration Statement, as of such effective time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus complies and, as it may be amended or supplemented, will comply, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and does not and, as of the applicable filing date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the documents incorporated in the Prospectus by reference pursuant to Item 12 of Form S-3, as of their respective filing or effectiveness dates, as applicable, complied or will comply in all material respects with the applicable provisions of the Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, provided, however, that neither the Company nor the Trust makes any warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company or the Trust by, or through the Representative on behalf of, any Underwriter expressly for use therein.

          (h) The Company and the Trust, jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such controlling person or persons, if any, for any legal or other expenses incurred by them as such expenses are incurred in connection with investigating or defending any action or claim, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus or any preliminary prospectus or, if the Company or the Trust shall furnish or cause to be furnished to the Underwriters any amendments or supplements thereto, or shall make any filings pursuant to Section 13, Section 14, or Section 15 of the 1934 Act which are incorporated therein by reference, in the Prospectus as so amended or supplemented (provided that if such Prospectus, or such Prospectus as amended or supplemented, is used after the period of time referred to in Section 5(f) hereof, it shall contain such amendments or supplements as the Company or the Trust shall have deemed necessary to comply with Section 10(a) of the Act), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Registration Statement or Prospectus or any preliminary prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company or the Trust through the Representative on behalf of any Underwriter expressly for use therein, or (ii) any statements in or omissions from the part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of 1939 of any indenture trustee under an indenture of the Company or the Trust, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities to any person if a copy of the Prospectus (excluding any documents incorporated by reference therein), as the same may then be supplemented or amended, had not been sent or given by or on behalf of such Underwriter to such person with or prior to the written confirmation of the sale involved where such delivery is required by the Act, the Company or the Trust had furnished copies thereof to such Underwriter and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact from which such losses, claims, damages, liabilities or actions result was corrected in the Prospectus as then supplemented or amended. Each Underwriter agrees within 20 New York business days after the receipt by it of notice of the commencement of any action in respect of which indemnity from the Company or the Trust on account of its agreement contained in this Section 6(h) may be sought by it, or by any person controlling it, to notify such indemnifying party in writing of the commencement thereof, but the omission of such Underwriter so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability which it may have to such Underwriter or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6(h). In case any such action shall be brought against any Underwriter or any such person controlling such Underwriter and such Underwriter shall notify the indemnifying party of the commencement thereof, as above provided, the indemnifying party shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel, to direct, jointly with any other indemnifying party similarly notified) the defense thereof at its own expense; provided that the indemnifying party will not select counsel that is counsel to such indemnifying party or to which the indemnified party otherwise reasonably objects. In case the indemnifying party elects to direct such defense and select such counsel, and provides notice thereof to such indemnified party, any Underwriter or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel subsequently incurred shall be at the expense of such Underwriter or controlling person unless the indemnifying party has agreed in writing to pay such fees and expenses. The Company and the Trust shall not be liable for any settlement of any such action effected without their consent.

          (i) If an Underwriter or controlling person entitled to indemnification by the terms of Section 6(h) hereof shall have given notice to the Company or the Trust of a claim in respect thereof pursuant to
     Section 6(h), and if such claim for indemnification is thereafter held by a court to be unavailable for any reason other than by reason of the terms of this agreement, or if such claim is unavailable under controlling precedent, the Underwriter or such person shall be entitled to contribution from each such notified party to the liabilities and expenses for which the Underwriter or such person would have been indemnified pursuant to Section 6(h), except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the Underwriter or such person is entitled, there shall be considered the relative benefits received by the Underwriters on the one hand and the Company and the Trust on the other from the offering of the Securities (taking into account the portion of the proceeds of the offering realized by each); provided, however, that if such allocation shall not be permitted by applicable law, there should be taken into account not only such relative benefits but also the Underwriters' or such persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, the Trust and the Underwriters agree that it would not be equitable if the amount of contribution pursuant to this Section 6(i) were determined by pro rata or per capita allocation.

          (j) The obligations of the Company and the Trust under subsections 6(h) and (i) shall be in addition to any liability which the Company and the Trust may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under subsections 6(h) and (i) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and each officer and trustee of the Trust (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or a trustee of the Trust) and to each person, if any, who controls the Company or the Trust within the meaning of the Act.

          (k) The respective indemnities, agreements, covenants, warranties and representations and other statements of the Company and the Trust as set forth in this agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, and shall survive the delivery of and payment for the Securities hereunder.

          (l) The Company is not, and after giving effect to the offering and sale of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the Investment Company Act).

     7. Indemnity by the Underwriters.

          (a) Each Underwriter agrees to indemnify, hold harmless and reimburse
     (i) the Company, its directors and such of its officers as shall have signed the Registration Statement, (ii) each other Underwriter, (iii) each person, if any, who controls the Company or any such other Underwriter within the meaning of Section 15 of the Act, and (iv) the Trust and such of its trustees and officers as shall have signed the Registration Statement, to the same extent and upon the same terms as the indemnity agreement of the Company and the Trust set forth in Sections 6(i) and (j) hereof (including, without limitation, terms relating to notice, participation in the defense of any claims, selection of counsel, payment of expenses and settlement) but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement, or in the Prospectus or any preliminary prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company or the Trust by or through the Representative on behalf of, such Underwriter expressly for use therein.

          (b) The indemnity agreements on the part of each Underwriter contained in Section 7(a) hereof, and the warranties and representations of such Underwriter contained in this agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the Trust or any officer or director or controlling person, and shall survive the delivery of and payment for the Securities hereunder.

     8. Default by an Underwriter. (a) If one or more of the Underwriters under this agreement shall default at the Closing Date in its obligation to purchase the Securities which it or they are obligated to purchase under this agreement (the Defaulted Securities), the Representative may in its discretion arrange for any Underwriter or another party or other parties to purchase the Defaulted Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of the Defaulted Securities, then the Company and the Trust shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase the Defaulted Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company or the Trust that it has so arranged for the purchase of the Defaulted Securities, or the Company or the Trust notifies the Representative that it has so arranged for the purchase of the Defaulted Securities, the Representative and the Company and the Trust shall each have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company and the Trust agree to file promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term "Underwriter" as used in this agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this agreement with respect to the Defaulted Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate number of Defaulted Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at the Closing Date, then the Company and the Trust shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at the Closing Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Defaulted Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the Representative and the Company and the Trust as provided in subsection (a) above, the aggregate number of Defaulted Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at the Closing Date, or if the Company and the Trust shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Defaulted Securities, then this agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Trust, except for the expenses to be borne by the Company and the Trust and the Underwriters as provided in subsections 5(h)-(j) hereof and the indemnity and contribution agreements in subsections 6(i)-(k) hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     9. Termination of Agreement. This agreement may be terminated at any time prior to the Closing Date by the Representative, if prior to such time (i) trading in securities on the New York Stock Exchange shall have been generally suspended or minimum prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, or (ii) a general banking moratorium shall have been declared by Federal or New York State authorities, or (iii) there shall have occurred an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii), in the reasonable judgement of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

     If the Representative elects to terminate this agreement, as provided in this Section 9, the Representative will promptly notify the Company and each other Underwriter by telephone, confirmed by letter. If this agreement shall not be carried out by any Underwriter for any reason permitted hereunder, or if the sale of the Securities to the Underwriters as herein contemplated shall not be carried out because the Company or the Trust is not able to comply with the terms hereof, neither the Company nor the Trust shall be under any obligation under this agreement or be liable to any Underwriter or to any member of any selling group except as provided in Sections 5(h)- (i) and 6(i)-(k) hereof, nor shall the Underwriters be under any liability to the Company or the Trust, or be under any liability under this agreement to one another.

     10. Notices. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

     All statements, requests, notices and agreements hereunder shall, unless otherwise expressly provided, be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company or the Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company or the Trust, as the case may be, set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     11. Parties in Interest. The validity and interpretation of this agreement shall be governed by the laws of the State of New York. This agreement has been made and is made solely for the benefit of the Underwriters, the Company (including, to the extent provided herein, the directors thereof and such of the officers thereof as shall have signed the Registration Statement), the Trust (including, to the extent provided herein, the trustees thereof and such of the officers thereof as shall have signed the Registration Statement), and, to the extent provided herein, the controlling persons, if any, referred to in Sections 6 and 7 hereof, and their respective successors, assigns, heirs, executors and administrators, and , except as expressly otherwise provided in Section 8 hereof, no other person shall acquire or have any right under or by virtue of this agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase. All obligations of the Underwriters hereunder are several and not joint.



                  [Remainder of page intentionally left blank]

     12. This agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                              ATLANTIC CITY ELECTRIC COMPANY



                              By:  __________________________



                               ATLANTIC CAPITAL I

                              By:   Atlantic City Electric Company,
                                          as Depositor

                              By:  __________________________




The foregoing agreement is
  hereby confirmed and accepted
  as of the date first above
  written:

GOLDMAN, SACHS & CO.
DEAN WITTER REYNOLDS INC.
A.G. EDWARDS & SONS, INC.
LEHMAN BROTHERS INC.
PRUDENTIAL SECURITIES INCORPORATED
WHEAT, FIRST SECURITIES, INC.



By:  _______________________
      (Goldman, Sachs & Co.)

As Representative

                                   SCHEDULE A




                                                      Number of Securities
Name of Underwriter                                      to be Purchased
- -------------------                                   --------------------

Goldman, Sachs & Co. .........................................................
Dean Witter Reynolds Inc......................................................
A.G. Edwards & Sons, Inc......................................................
Lehman Brothers Inc. .........................................................
Prudential Securities Incorporated............................................
Wheat, First Securities, Inc..................................................
      TOTAL...................................................................